Exhibit 1.2

Execution Version

Pricing Agreement

To the Underwriters named in Schedule I hereto

November 18, 2013

Dear Sirs:

Hungary proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 17, 2013 (the “Underwriting Agreement’’), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters’’) the Securities specified in Schedule II hereto (the “Designated Securities’’).  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus, Final Prospectus and Base Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus  (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Preliminary Prospectus, Final Prospectus and Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, Hungary agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Hungary, at the offices of Clifford Chance US LLP on November 22, 2013, or such other time and place as shall be agreed upon by Hungary and the Underwriters (such time and date being the “Time of Delivery” for purposes of Clause 4 of the Underwriting Agreement), and at the purchase price to the Underwriters of 98.482% of the principal amount of the 5.750% Notes due 2023 and the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Each of the Underwriters hereby represents and warrants to, and agrees with Hungary to, the effect of the selling restrictions set forth under the section “Underwriting—Notice to Investors” of the Preliminary Prospectus and the Final Prospectus, each of which selling restrictions are incorporated herein by reference in their entirety.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

Set forth in Schedule IV hereto is a complete list of Supplemental Issuer Information.

Set forth in Schedule V hereto are the addresses of the Underwriters for notices pursuant to this Pricing Agreement and the Underwriting Agreement.

The term “Applicable Time,” as used in the Underwriting Agreement, shall mean 2:15 p.m. New York City time on the date of this Pricing Agreement.

The provisions of the Underwriting Agreement incorporated herein by reference are hereby amended as follows:

1.              Registration Statement File Number.  The reference to file number “333-        ” in Section 2(a) of the Underwriting Agreement is hereby deleted in its entirety and replaced with a reference to “file numbers” “333-170923 and 333-191209.”

2.              Minister of Finance.  All references to “Dr. Mihály Varga, Minister of National Economy” shall be deleted in their entirety and replaced with “Gábor Orbán, State Secretary of the Ministry for National Economy.”

3.              Authorized Agent. All references to the “Office of the Trade Commissioner” shall be deleted in their entirety and replaced with “Economic and Trade Commissioner of Hungary in New York.”

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Hungary.

Very truly yours,

HUNGARY

Represented by its Minister for National Economy

By:	/s/ István Töröcskei
	Name:	István Töröcskei
	Title:	Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

Signature Page to Pricing Agreement

Accepted as of the date hereof:

BNP Paribas

By:	/s/ Ama Ocansey
	Name:	Ama Ocansey
	Title:	Authorised signatory

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian T. Bednarski
	Name:	Brian T. Bednarski
	Title:	Managing Director

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

By:	/s/ Jeanmarie Genirs
	Name:	Jeanmarie Genirs
	Title:	Managing Director, Debt Syndicate

By:	/s/ Matthew J. Siracuse
	Name:	Matthew J. Siracuse
	Title:	Managing Director, Debt Syndicate

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Goldman Sachs International

By:	/s/ Lars Humble
	Name:	Lars Humble
	Title:	Managing Director

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased

BNP Paribas	US$500,000,000.00 5.750% Notes due 2023

Citigroup Global Markets Inc.	US$500,000,000.00 5.750% Notes due 2023

Deutsche Bank Securities Inc.	US$500,000,000.00 5.750% Notes due 2023

Goldman Sachs International	US$500,000,000.00 5.750% Notes due 2023

Total	US$2,000,000,000.00 5.750% Notes due 2023

SCHEDULE II

Filed Pursuant to Rule 433

Registration Nos. 333-170923 and 333-191209

November 18, 2013

PRICING TERM SHEET

5.750% Notes due 2023

Issuer:	Hungary

Format:	SEC Registered

Security:	5.750% Notes due 2023

Size:	US$2,000,000,000.00

Maturity Date:	November 22, 2023

Coupon:	5.750%

Interest Payment Dates:	Semi-annual on May 22 and November 22 in each year, commencing May 22, 2014

Day Count Convention:	ISMA — 30/360

Price to Public:	98.657%

Benchmark Treasury:	UST 2.75% due November 2023

Benchmark Treasury Yield:	2.680%

Spread to Benchmark Treasury:	+ 325 bps

Yield:	5.930%

Expected Settlement Date (T+4):	November 22, 2013

CUSIP:	445545AJ5

ISIN:	US445545AJ57

Anticipated Ratings:	Ba1 by Moody’s Investors Service, Inc. BB by Standard & Poor’s Ratings Services BB+ by Fitch Ratings, Ltd.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs International

Form:

The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$2,000 and integral multiples thereof.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas at +1 (800) 854-5674, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611 or Goldman Sachs International at +1 (866) 471-2526.

SCHEDULE III

Issuer Free Writing Prospectus

The Free Writing Prospectus filed on November 18, 2013 under File Nos. 333-170923 and 333-191209, which includes the Pricing Term Sheet for the 5.750% Notes due 2023.

SCHEDULE IV

Supplemental Issuer Information

Hungary Investor Presentation (November 2013)

SCHEDULE V

Addresses for Notices

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Fax: +44 20 7595 2555

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention:  General Counsel

Fax:  +1 212 816 7912

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, NY 10005

Attention: Debt Capital Markets - Syndicate Desk

Fax: +1 212 797 2202, with a copy to General Counsel (Fax: +1 212 797 4561)

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

Attention: Syndicate Desk

Fax: +44 207 774 2330